MALT  2004-12

Whole Loan 30YR Fixed-Rate Alt-A

Deal Size	$160mm	approx.

WAM	356	+/- 2 months

GWAC	6.48%	+/-10bps

Avge. Loan Balance	$523k	approx.

California	42.0%	approx.

Cashout	39.0%	approx.

Full / Alt Doc	29.0%	approx.

Investor	5.0%	approx.

WA FICO	707	approx.

WA LTV	70.0%	approx.

Prepay Penalty	13.0%	approx.

IO Loans	23.0%	approx.

AAA Ratings	2 of 3 (S&P, Moodys. Fitch)

Estimated Subordination Level	4.50%	approx.

Pricing Speed	100%	PPC

PPC Ramp	8-20 Cpr in 12 months and 20CPR thereafter

Settlement Date	11/30/04

Depositor	Mortgage Asset Securitization Transactions, Inc.
Master Servicer/Bond Administrator	Wells Fargo Bank Minnesota, NA

All numbers approximate.

All tranches subject to 10% size variance.

5% Cleanup Call

The information herein has been provided solely by UBS Securities LLC.  Neither the issuer of certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein.  The information herein is preliminary, and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the Securities and Exchange Commission.  The information contained herein will be superseded by the description of the mortgage loans contained and/or incorporated by reference in the Prospectus Supplement relating to the Certificates and supersedes all information contained in any collateral term sheets relating to the mortgage pool previously provided by UBS Securities LLC.